Exhibit 10.i.c

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of this 31st day of March, 2006, amends that certain Registration Rights Agreement dated as of December 1, 2005 (the “Agreement”), by and between The Mosaic Company, a Delaware corporation (the “Company”), and U.S. Agri-Chemicals Corporation, a Florida corporation (“USAC”).

RECITALS

WHEREAS, the Agreement was entered into in connection with the execution of that certain Asset Purchase Agreement dated October 13, 2005 (the “Purchase Agreement”), by and among the Company, Mosaic Fertilizer, LLC, a Delaware limited liability company and a subsidiary of the Company, USAC and Sinochem Corporation, a corporation organized under the laws of the People’s Republic of China;

WHEREAS, the parties desire to amend the Agreement with respect to an agreed provision thereof and to confirm the parties’ understandings with respect to the matter set forth in this Amendment; and

WHEREAS, this Amendment is being made by the parties in furtherance of their mutual desire to consummate the transactions contemplated by the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1. The first sentence of Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:

“At any time beginning the earlier of August 1, 2007 or 10 business days after the filing by the Company of its annual report on Form 10-K with the Commission for the fiscal year ended May 31, 2007, the Qualified Holders may, subject to Section 3.2, request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration statement (a “Demand Registration”).”

2. The first sentence of Section 4.1 of the Agreement is hereby amended in its entirety to read as follows:

“At any time beginning the earlier of August 1, 2007 or 10 business days after the filing by the Company of its annual report on Form 10-K with the Commission for the fiscal year ended May 31, 2007, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration which shall be governed by Section 3, and registrations related solely to employee benefit plans or a Rule 145 transaction) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 21 days after such holders receive the Company’s notice.”

3. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to such term in the Agreement.

4. This Amendment constitutes an amendment of the Agreement in conformity with and pursuant to the terms of Section 11.4 of the Agreement. Except as expressly amended herein, all terms set forth in the Agreement shall continue in full force and effect.

5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.

6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Registration Rights Agreement to be executed the day and year first above written.

THE MOSAIC COMPANY

By:
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary

U.S. AGRI-CHEMICALS CORPORATION

By:
	Name:	Hongwei Yang
	Title:	Chief Executive Officer

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